EXHIBIT 99.1

The Wendy’s Company Announces Refinancing Transaction

Dublin, Ohio (June 9, 2021) - The Wendy’s Company (Nasdaq: WEN) (the “Company”) today announced that certain of its subsidiaries commenced a refinancing transaction, which will consist of the refinancing of a portion of their outstanding securitization debt with a new series of securitized notes under the existing securitized financing facility.

      The Company’s outstanding securitization debt is currently comprised of the following tranches:

●	Series 2020-1 variable funding senior secured notes due June 2023, Class A-1, which allows for the drawing of up to $100 million using various credit instruments (the “Series 2020-1 Class A-1 Notes”);

●

Series 2019-1 variable funding senior secured notes due September 2024, Class A-1, which allows for the drawing of up to $150 million using various credit instruments, including a letter of credit facility (the “Series 2019-1 Class A-1 Notes”);

●	Series 2019-1 3.783% fixed rate senior secured notes due September 2026, Class A-2-I, with an initial principal amount of $400 million;

●	Series 2019-1 4.080% fixed rate senior secured notes due September 2029, Class A-2-II, with an initial principal amount of $450 million;

●	Series 2018-1 3.884% fixed rate senior secured notes due March 2028, Class A-2-II, with an initial principal amount of $475 million;

●	Series 2018-1 3.573% fixed rate senior secured notes due March 2025, Class A-2-I, with an initial principal amount of $450 million (the “Series 2018-1 Class A-2-I Notes”); and

●	Series 2015-1 4.497% fixed rate senior secured notes due June 2025, Class A-2-III, with an initial principal amount of $500 million (the “Series 2015-1 Class A-2-III Notes”).

      The Company’s subsidiaries intend to issue at least $900 million of new fixed rate senior secured notes (the “Series 2021-1 Class A-2 Notes”) and plan to use the gross proceeds from the sale of the Series 2021-1 Class A-2 Notes, in addition to cash on the balance sheet, for the repayment of the Series 2015-1 Class A-2-III Notes and the Series 2018-1 Class A-2-I Notes, and to pay related transaction fees and prepayment costs. Any remaining funds, if applicable, will be used for general corporate purposes, which may include funding for growth initiatives, return of capital to shareholders, or additional debt retirement. As of April 4, 2021, the principal balance of the Series 2015-1 Class A-2-III Notes outstanding was approximately $473 million and the principal balance of the Series 2018-1 Class A-2-I Notes outstanding was approximately $435 million.

      The Company’s subsidiaries also intend to enter into a new Series 2021-1 variable funding senior secured note facility due September 2026, which allows for the drawing of up to $300 million using various credit instruments, including a letter of credit facility. This facility will replace the Series 2019-1 Class A-1 Notes and the Series 2020-1 Class A-1 Notes.

The consummation of the offering is subject to market and other conditions and is anticipated to close by the end of the second quarter of 2021. There can be no assurance regarding the timing of the refinancing transaction or that the Company’s subsidiaries will be able to complete the refinancing transaction on the terms described or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Series 2021-1 Class A-2 Notes or any other security. The Series 2021-1 Class A-2 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This press release contains certain statements that are not historical facts, including statements regarding the planned refinancing transactions, including the size and timing of, and expected use of proceeds from, the offering. Those statements, as well as statements preceded by, followed by, or that include the words “plan,” “will,” “intend” or “expected” constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. These factors include, but are not limited to, (1) the impact of general market, industry, credit and economic conditions and the Company’s ability to complete the financing transaction on the terms described or at all; (2) disruption to the Company’s business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (3) the impact of competition or poor customer experiences at Wendy’s restaurants; (4) economic disruptions, including in regions with a high concentration of Wendy’s restaurants; (5) changes in discretionary consumer spending and consumer tastes and preferences; (6) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (7) the effectiveness of the Company’s marketing and advertising programs and new product development; (8) the Company’s ability to manage the accelerated impact of social media; (9) the Company’s ability to protect its intellectual property; (10) food safety events or health concerns involving the Company’s products; (11) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (12) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (13) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (14) the Company’s ability to achieve and maintain market share in the breakfast daypart; (15) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (16) changes in commodity and other operating costs; (17) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (18) the impact of increased labor costs or labor shortages; (19) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership structure; (20) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (21) the Company’s dependence on computer systems and information technology, including risks associated with the failure, misuse, interruption or breach of its systems or technology or other cyber incidents or deficiencies; (22) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (23) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (24) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (25) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, the impact of realignment and reorganization initiatives, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (26) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; and (27) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of the Company’s Forms 10-K and 10-Q. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,800 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Senior Director - Investor Relations & Corporate FP&A

(614) 766-3977; greg.lemenchick@wendys.com

3